EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TEAM SPORTS ENTERTAINMENT, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. TSPT-

SERIES A WARRANT

TO PURCHASE COMMON STOCK

OF

TEAM SPORTS ENTERTAINMENT, INC.

This is to certify that                  (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to purchase                     (            ) shares (the “Common Shares”) of common stock, par value $.001 per share (the “Common Stock”), of Team Sports Entertainment, Inc., a Delaware corporation (the “Company”), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company of this Series A Warrant (this “Warrant”) with the Notice of Exercise substantially in the form attached, duly executed and accompanied by payment of the aggregate purchase price of each share purchased either in cash, by wire transfer, or by certified or bank cashier’s check or other check payable to the order of the Company.

1. Exercise of Warrants. The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified below; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

(a) Exercise Price. The exercise price (the “Exercise Price”) shall be $1.00 per Common Share, subject to adjustment pursuant to Section 3 below.

(b) Expiration of Warrant Term. The Warrants will expire on the earlier of (i) 5:00 p.m. Eastern Standard Time on the three (3) year anniversary of the date that the Securities and Exchange Commission declares effective a registration statement (“Registration

Statement”) that registers the resale of the Common Shares under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the expiration of the seventy-two (72) hour notice period described in Section 2 below and (iii) the date on which the Warrant has been exercised or cancelled with respect to all Common Shares.

2. Warrant Call. At any time after the closing bid of the Common Stock exceeds $5.00 per share for ten (10) consecutive trading days or more, the Company may require the Holder to exercise all or any portion of this Warrant within seventy-two (72) hours of the Company providing written notice to the Holder of the Company’s intention to call the Warrant. In the event this Warrant has not been exercised by written notice within such seventy-two (72) hour notice period, this Warrant will terminate as of such date and be cancelled and may not be exercised thereafter.

3. Anti-Dilution. In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend (not including shares pursuant to acquisitions classified as mergers, reorganizations or share exchanges):

(a) The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately by the Board of Directors of the Company;

(b) Rights under this Warrant, both as to the number of subject Common Shares and the Exercise Price, shall be adjusted appropriately by the Board of Directors of the Company; and

(c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

4. Covenants of the Company. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to provide for the issuance of the Common Shares upon exercise of this Warrant.

5. Covenants of the Holder. The Holder acknowledges, recognizes and agrees that (i) unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act and (ii) the Company is not required to satisfy the conditions of Rule 144 or any other rule or provision with respect to the sale of the Common Shares.

6. Conditions to Exercise of Warrant. The Holder shall have the right to exercise all or a portion of this Warrant upon the satisfaction of the following conditions:

(a) The completion of any required registration or other qualification of the Common Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

(b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

(c) The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, of such representations and warranties as the Company may determine to comply with applicable laws and regulations, including a representation in writing that the owner is acquiring such Common Shares for the owner’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

(d) The placing on the certificate (and any exchanged or substitute certificates), as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying Common Shares to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.”

7. Rights of Holder Before Exercise. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed and set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

8. Amendment. Neither this Warrant nor the rights granted hereunder may be amended, changed or waived except in writing signed by each party hereto.

9. Notice. The address of record for Holder maintained by the Company for all purposes of this Warrant shall be that address set forth beneath Holder’s signature on the Subscription and Investment Representation Agreement executed and delivered to the Company simultaneously herewith. Any notice to be delivered to the Company shall be sent to: 1111 South Main, Suite 127, Grapevine, TX 76051. Holder may change his, her or its address of record only by notifying the Company in the manner prescribed herein. All notices, requests, and other communications required or permitted to be given or delivered hereunder to either party must be in writing, and shall be personally delivered, sent by certified or registered mail, postage prepaid or by overnight courier (such as Federal Express) to such party at the address of record. Any notice under this Warrant shall be deemed to have been sufficiently given or served and effective for all purposes when deposited with the United States Postal Service or overnight courier.

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be executed by the signature of its duly authorized officer and the Holder has executed this Series A Warrant each as of this          day of July, 2001.

COMPANY:
TEAM SPORTS ENTERTAINMENT, INC.

By:
Terry Washburn, Chief Executive Officer

HOLDER: If Individual:

X

Print Name:
If a corporation or other entity:

Name of entity

By:
Print Name:
Title:

NOTICE OF EXERCISE

(To be executed by the Holder to exercise the rights to purchase

Common Shares evidenced by the within Series A Warrant.)

TEAM SPORTS ENTERTAINMENT, INC.

1111 South Main, Suite 127

Grapevine, TX 76051

The undersigned hereby irrevocably elects to exercise its right to purchase              Common Shares pursuant to and in accordance with the terms and conditions of this Series A Warrant, and herewith makes payment of $             therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Series A Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

Dated:	If Individual:

X
Print Name:
Address:

If a corporation or other entity:

Name of entity

By:
Print Name:
Title:
Address:

5